EXHIBIT 99.1

THIRD QUARTER 2026 EARNINGS RELEASE

November 5, 2026

NEXSTAR MEDIA GROUP REPORTS RECORD QUARTERLY NET REVENUE OF $2.1 BILLION

Q3 Net Revenue Drives Net Income of $250 Million, Adjusted EBITDA of $756 Million, Net Cash Provided by Operating Activities of $680 Million and Adjusted Free Cash Flow of $443 Million

Delivered Record Q3 Political Advertising Revenue of $317 Million

Repaid $1.3 Billion of Debt Year-to-Date through Today and Returned $58 Million to Shareholders in Dividends in Q3

STATEMENT FROM PERRY A. SOOK, FOUNDER, CHAIRMAN AND CEO

“Nexstar delivered the highest quarterly net revenue in the Company’s history, reflecting the acquisition of TEGNA, Inc. and strong distribution and advertising revenue performance, including all-time high third-quarter political advertising revenue. The CW set a network record with its most-watched sports broadcast ever, as August’s New Mexico State – Florida State football game outperformed three of the major broadcast networks in primetime among Adults 25–54. NewsNation continues its momentum, growing total day viewership 9% year-over-year for the third quarter. Our strong operating performance for the first nine months of the year generated $1.1 billion in Adjusted Free Cash Flow, enabling us to reduce debt by $786 million and return $171 million to shareholders through dividends, while also funding ongoing investments in local news and sports programming. Looking ahead, we will continue to execute our playbook to drive long-term shareholder value while enhancing the programming, products and services that make Nexstar a leading choice for audiences and advertisers and an essential partner to networks and distributors.”

2026 Third Quarter Financial Summary
($ in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Distribution	$1,091	$709	53.9	$3,044	$2,204	38.1
Advertising	1,023	476	114.9	2,433	1,410	72.6
Other	19	13	46.2	45	46	(2.2)
Net Revenue	$2,133	$1,198	78.0	$5,522	$3,660	50.9

Net Income	$250	$65	284.6	$523	$253	106.7
% Margin(1)	11.7%	5.4%	6.3	9.5%	6.9%	2.6

Adjusted EBITDA(2)	$756	$358	111.2	$1,860	$1,128	64.9
% Margin(1)	35.4%	29.9%	5.5	33.7%	30.8%	2.9

Net Cash Provided by Operating Activities	$680	$117	481.2	$1,267	$701	80.7

Adjusted Free Cash Flow(2)	$443	$166	166.9	$1,101	$615	79.0

(1)
Net Income margin is Net Income as a percentage of Net Revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of Net Revenue.
(2)
Please refer to the “Definitions and Disclosures Regarding Non-GAAP Financial Information” section herein and the reconciliations at the end of this press release.

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THIRD QUARTER 2026 EARNINGS RELEASE

Company and Business Highlights

•
Completed a multi-year affiliation agreement extending the FOX affiliation in 41 markets. (August 2026)
•
TEGNA completed a multi-year agreement extending the ABC affiliation in 13 markets. (October 2026)
•
Nexstar and TEGNA each completed multi-year affiliation agreements extending CW affiliations in 66 and 8 markets, respectively. (August 2026)
•
TEGNA CEO Patrick Paolini appointed new operating and sales executives to the Company’s leadership team. (October 2026)
•
Ahead of the midterm elections, Nexstar’s local television stations produced 88 candidate debates and forums, connecting communities with candidates to discuss the issues that matter most, while providing candidates with an unmatched platform to reach voters.
•
Continued to advance The CW's strategy to expand its audience and programming.

– The CW ranked as the #9 rated English-language ad-supported network in Q3 2026. (September 2026)

– Expanded The CW’s college football lineup with the addition of the San Diego County Credit Union Poinsettia Bowl and the Annual Holiday Bowl games. (August 2026)

– Reached an exclusive multi-year media rights agreement with the National Hot Rod Association (NHRA) for The CW to broadcast the final seven races of the Mission Foods Drag Racing Series beginning in September 2027. (September 2026)

•
NewsNation momentum continued, growing total day viewership 9% in the third quarter compared to the same quarter in 2025. (September 2026)

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THIRD QUARTER 2026 EARNINGS RELEASE

Financial Results

•
Net Revenue. Record quarterly net revenue of $2.13 billion, increased $935 million year-over-year, or 78.0%, primarily due to $765 million of incremental revenue from our acquisition of TEGNA and higher advertising and distribution revenue from our legacy business units.
•
Distribution Revenue. Third quarter distribution revenue of $1,091 million, increased $382 million, or 53.9%, versus the comparable prior year quarter, primarily reflecting $352 million of incremental revenue from the acquisition of TEGNA and higher revenue from our legacy business units due to increased rates, the impact of a one-time charge in the third quarter of 2025 which did not recur in the 2026 period, growth in vMVPD and other streaming subscribers, and the addition of CW affiliations on certain of our stations, partially offset by MVPD subscriber attrition and affiliation replacements on six stations previously affiliated with CBS.
•
Advertising Revenue. Third quarter advertising revenue of $1,023 million, increased $547 million, or 114.9%, from the comparable prior year quarter, primarily reflecting $405 million of incremental revenue from the acquisition of TEGNA and a $163 million increase in political advertising at our legacy business units, partially offset by lower non-political advertising due, in part, to crowd-out from political advertising. In total, Q3 political advertising revenue was $317 million, as 2026 is an election year.
•
Net Income. Third quarter net income of $250 million increased $185 million, or 284.6%, compared to the prior year quarter, primarily due to increased operating income from the acquisition of TEGNA and increased political advertising revenue generated at our legacy business units, partially offset by increased interest, income tax and one-time expenses, all in connection with the TEGNA transaction. Net income margin increased to 11.7% from 5.4% in the comparable prior year period.
•
Adjusted EBITDA. Third quarter Adjusted EBITDA of $756 million, increased $398 million, or 111.2%, compared to the prior year quarter reflecting $243 million of incremental Adjusted EBITDA from the acquisition of TEGNA and increased revenue at our legacy business units. Adjusted EBITDA margin was 35.4% compared to 29.9% in the comparable prior year period.
•
Net Cash Provided by Operating Activities. Third quarter Net Cash Provided by Operating Activities of $680 million, increased $563 million, or 481.2%, compared to the comparable prior year quarter, due primarily to an increase in net income and the impact of changes in operating assets and liabilities reflecting the timing of receipts and payments.
•
Adjusted Free Cash Flow. Third quarter Adjusted Free Cash Flow of $443 million, increased $277 million, or 166.9%, compared to the prior year quarter, due primarily to increased Adjusted EBITDA, partially offset by an increase in interest expense, capital expenditures and income tax payments, all primarily related to the acquisition of TEGNA.

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THIRD QUARTER 2026 EARNINGS RELEASE

Capital Allocation

•
In the third quarter of 2026, the Company used cash on hand and cash flow from operations to repay $350 million of debt and pay $58 million in dividends.

($ in millions, shares in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash Used For
Debt repayment	$350	$25	$786	$157
Acquisitions	-	-	3,657	22
Stockholder return	58	56	171	294
Common stock dividends	58	56	171	169
Stock repurchases	-	-	-	125
Shares Outstanding
End of period	30,818	30,324	30,818	30,324
Less: Beginning of period	30,806	30,315	30,328	30,621
Change in shares outstanding	12	9	490	(297)
% Change	0.0%	0.0%	1.6%	(1.0%)

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THIRD QUARTER 2026 EARNINGS RELEASE

Debt, Cash and Leverage

•
As of September 30, 2026, the consolidated debt of Nexstar and Mission Broadcasting, Inc., an independently owned variable interest entity, was $11.4 billion, including senior secured debt of $8.6 billion.
•
As of September 30, 2026, the Company’s pro forma first lien net leverage ratio was 3.03x compared to a covenant ratio test of 4.75x and its total net leverage ratio was 4.04x, both calculated in accordance with the terms of its credit agreements which - beginning in the second quarter 2026 - exclude the synergies expected in connection with the acquisition of TEGNA(1).
•
Subsequent to September 30, through the date hereof, the Company repaid an additional $525 million of its secured credit facilities.
•
The table below summarizes the Company’s cash balances and debt obligations (net of financing costs, discounts and/or premiums) as of September 30, 2026 and December 31, 2025.

($ in millions)	September 30, 2026	December 31, 2025
Cash on Hand	$446	$280
Secured Credit Facilities	$4,849	$3,622
Secured Notes	3,797	-
Unsecured Notes	2,763	2,711
Total Debt	$11,409	$6,333

(1)
We are currently subject to a preliminary injunction that has impacted our ability to execute on synergies anticipated in connection with the acquisition of TEGNA. The trial on the merits of the plaintiffs’ claims is set for July 6, 2027. For synergies to be recognized for our covenant ratio test, they must be anticipated to be realized within 18 months from the date of the transaction, which date would be September 19, 2027 (the “Outside Synergies Date”). Given the limited time between the resolution of the trial and the Outside Synergies Date, we have removed the projected anticipated synergies from the leverage calculation. If conditions change, we will revisit this assessment and calculation.

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THIRD QUARTER 2026 EARNINGS RELEASE

Third Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today. Senior management will discuss the financial results and host a question-and-answer session. The dial in number for the audio conference call is 1-877-407-9208 or 1-201-493-6784, conference ID 13762965 (domestic and international callers). Participants can also listen to a live webcast of the call through the “Events and Presentations” section under “Investor Relations” on Nexstar’s website at nexstar.tv. A webcast replay will be available for 90 days following the live event at nexstar.tv.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, operating expenses and cash flow and the Company’s ability to integrate TEGNA and realize anticipated synergies, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of business acquisitions (including achievement of synergies and cost reductions), the outcome of the pending litigations related to the TEGNA acquisition, pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the Securities and Exchange Commission.

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THIRD QUARTER 2026 EARNINGS RELEASE

Definitions and Disclosures Regarding Non-GAAP Financial Information

Adjusted EBITDA is calculated as net income, plus or (minus): transaction, other one-time and restructuring expenses, stock-based compensation expense, depreciation and amortization of intangible assets (excluding amortization of broadcast rights), amortization of basis difference of equity method investments, (gain) loss on asset disposal, impairment charges, interest expense, net, loss on extinguishment of debt, pension and other postretirement plans costs (credit), income tax expense (benefit) and other operating and non-operating expense (income). We consider Adjusted EBITDA to be an indicator of our assets’ operating performance.

Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures.

Adjusted Free Cash Flow is calculated as Free Cash Flow plus or (minus): transaction, other one-time and restructuring expenses, changes in operating assets and liabilities, net of acquisitions (excluding changes in income tax payable), taxes paid on sale of assets, pension and other postretirement plans costs (credit) and other items. We consider Adjusted Free Cash Flow to be an indicator of our liquidity. We consider Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be available for use in ongoing operations, debt payments, pension contributions, dividends, share repurchases, acquisitions and other items. Adjusted Free Cash Flow is not intended to represent the amount of cash flow available for discretionary expenditures as certain items and non-discretionary expenditures, such as changes in working capital, mandatory debt service requirements and pension contributions, are not deducted from this measure.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

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Nexstar
MEDIA GROUP, INC.

About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content across its television and digital platforms. For more information, please visit nexstar.tv

Investor Contacts:	Media Contact:
Lee Ann Gliha EVP and Chief Financial Officer Nexstar Media Group, Inc. 972/373-8800	Gary Weitman EVP and Chief Communications Officer Nexstar Media Group, Inc. 972/373-8800 or gweitman@nexstar.tv
Joe Jaffoni, Jennifer Neuman
JCIR
212/835-8500 or nxst@jcir.com

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THIRD QUARTER 2026 EARNINGS RELEASE

Nexstar Media Group, Inc.

Condensed Consolidated Statements of Operations

(in millions, except for share and per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net revenue	$2,133	$1,198	$5,522	$3,660

Operating expenses:
Direct operating	936	562	2,477	1,670
Selling, general and administrative	316	202	862	607
Corporate	105	68	342	183
Amortization of broadcast rights	87	72	246	239
Depreciation and amortization of intangible assets	155	118	434	353
Other	2	1	2	1
Total operating expenses	1,601	1,023	4,363	3,053
Income from operations	532	175	1,159	607
Income from equity method investments, net	-	5	7	24
Interest expense, net	(186)	(94)	(495)	(288)
Pension and other postretirement plans credit, net	7	7	22	23
Loss on extinguishment of debt	(11)	-	(21)	(5)
Other income, net	1	3	1	3
Income before income taxes	343	96	673	364
Income tax expense	(93)	(31)	(150)	(111)
Net income	250	65	523	253
Net loss attributable to noncontrolling interests	5	5	16	22
Net income attributable to Nexstar Media Group, Inc.	$255	$70	$539	$275

Net income per share available to common stockholders:
Basic	$7.97	$2.16	$16.86	$8.66
Diluted	$7.92	$2.14	$16.62	$8.57

Weighted average number of common shares outstanding:
Basic (in thousands)	30,812	30,319	30,601	30,357
Diluted (in thousands)	31,013	30,649	31,030	30,696

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THIRD QUARTER 2026 EARNINGS RELEASE

Nexstar Media Group, Inc.

Condensed Consolidated Statements of Cash Flows

($ in millions, unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$523	$253
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of broadcast rights	246	239
Depreciation and amortization of intangible assets	434	353
Stock-based compensation expense	80	58
Amortization of debt financing costs, debt discounts and premium	8	6
Loss on extinguishment of debt	21	5
Deferred income taxes	(56)	(20)
Payments for broadcast rights	(246)	(249)
Income from equity method investments, net	(7)	(24)
Distribution from equity method investments – return on capital	100	131
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	128	15
Prepaid and other current assets	26	6
Other noncurrent assets	8	3
Accounts payable	(12)	(30)
Accrued expenses and other current liabilities	89	44
Income tax payable	(14)	(45)
Other noncurrent liabilities	(62)	(50)
Other	1	6
Net cash provided by operating activities	1,267	701
Cash flows from investing activities:
Purchases of property and equipment	(113)	(94)
Payments for acquisitions, net of cash acquired	(3,341)	(22)
Proceeds received from life insurance policies	55	1
Proceeds from disposal of property and equipment	12	1
Other investing activities, net	(5)	(4)
Net cash used in investing activities	(3,392)	(118)
Cash flows from financing activities:
Proceeds from debt issuance, net of debt discounts	11,106	3,393
Repayments of long-term debt	(8,498)	(3,568)
Payments for debt financing costs	(107)	(2)
Premium paid on debt extinguishment	(13)	-
Purchase of treasury stock	-	(125)
Common stock dividends paid	(171)	(169)
Payments for capitalized software obligations	(7)	(14)
Cash paid for shares withheld for taxes	(18)	-
Other financing activities, net	(1)	(6)
Net cash provided by (used in) financing activities	2,291	(491)
Net increase in cash and cash equivalents	166	92
Cash and cash equivalents at beginning of period	280	144
Cash and cash equivalents at end of period	$446	$236

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THIRD QUARTER 2026 EARNINGS RELEASE

Nexstar Media Group, Inc.

Reconciliation of Adjusted EBITDA (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net income	$250	$65	$523	$253
Add (Less):
Transaction, other one-time and restructuring expenses(1)	30	23	125	33
Stock-based compensation expense(2)	20	19	80	58
Depreciation and amortization of intangible assets	155	118	434	353
Amortization of basis difference of equity method investments	18	18	53	53
Interest expense, net	186	94	495	288
Loss on extinguishment of debt	11	-	21	5
Pension and other postretirement plans credit, net	(7)	(7)	(22)	(23)
Income tax expense	93	31	150	111
Other	-	(3)	1	(3)
Adjusted EBITDA	$756	$358	$1,860	$1,128

(1)
Primarily includes legal and other direct expenses associated with our acquisition of TEGNA, direct expenses associated with financing transactions, severance and other direct expenses associated with restructuring activities.
(2)
Includes $18 million of accelerated stock-based compensation related to TEGNA acquisition restructuring activities in Q2 2026.

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THIRD QUARTER 2026 EARNINGS RELEASE

Nexstar Media Group, Inc.

Reconciliation of Free Cash Flow and Adjusted Free Cash Flow (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net cash provided by operating activities	$680	$117	$1,267	$701
Add (Less):
Capital expenditures	(46)	(30)	(113)	(94)
Free Cash Flow	$634	$87	$1,154	$607

Add (Less):
Transaction, other one-time and restructuring expenses(1)	30	23	147	33
Changes in operating assets and liabilities(2)	(258)	75	(163)	57
Changes in income tax payable(3)	36	(7)	(14)	(45)
Pension and other postretirement plans credit, net	(7)	(7)	(22)	(23)
Other(4)	8	(5)	(1)	(14)
Adjusted Free Cash Flow	$443	$166	$1,101	$615

(1)
Primarily includes legal and other direct expenses associated with our acquisition of TEGNA, direct expenses associated with financing transactions, severance and other direct expenses associated with restructuring activities.
(2)
Removes the impact of changes in operating assets and liabilities (including changes in income tax payable), net of acquisitions.
(3)
Includes changes in income tax payable to reflect all tax payments.
(4)
Primarily include payments for capitalized software obligations, proceeds from disposal of assets and insurance recoveries (excluding $11 million proceeds from sale of certain real estate property in Q2 2026), and $3 million of tax payments in Q3 2026 related to the sale of such real estate asset.

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